Exhibit 99.1
THORATEC REPORTS SECOND QUARTER RESULTS;
ANNOUNCES FILING OF AMENDMENT TO HEARTMATE II® PMA WITH FDA
MORE THAN 700 PATIENTS NOW ENROLLED IN HEARTMATE II
PIVOTAL TRIAL
     (PLEASANTON, CA), July 31, 2007—Thoratec Corporation (NASDAQ: THOR), a world leader in products to treat cardiovascular disease, today reported results for the second quarter and first six months of fiscal 2007.
     For the quarter ended June 30, 2007, revenues were $57.3 million compared to $54.8 million in the second quarter of 2006. Net income on a GAAP basis in the second quarter of 2007 was $1.3 million, or $0.02 per share, compared with net income of $337,000, or $0.01 per diluted share, in the second quarter of 2006. Non-GAAP net income, which is described later in this news release, was $5.3 million, or $0.10 per diluted share, versus non-GAAP net income of $5.0 million, or $0.09 per diluted share, in the same period a year ago.
     For the first six months of fiscal 2007, revenues were $114.6 million versus $103.5 million in the same period a year ago. On a GAAP basis, Thoratec reported net income of $978,000, or $0.02 per share, compared with a net loss of $593,000, or $0.01 per share, in the first half of 2006. Non-GAAP net income for the first six months of fiscal 2007 was $9.6 million, or $0.18 per diluted share, versus $8.1 million, or $0.15 per diluted share, in the first six months of fiscal 2006.
     “Our HeartMate II continued to demonstrate solid growth as a result of increased adoption in Europe and ongoing enrollment in our U.S. Pivotal trial. In addition, our International Technidyne Corporation (ITC) division had a very strong quarter, reflecting the impact of new products and our ability to capitalize on competitive opportunities,” noted Gary F. Burbach, president and chief executive officer of Thoratec.
     The company said these gains were offset by softness in sales of its Thoratec VAD (Ventricular Assist Device) ® product line. Thoratec product line sales were impacted primarily by variability in bridge-to-transplantation (BTT) activity, as well as expanded use of the HeartMate II and increased use of short-term devices.
     The company also announced that last week it had filed an amendment to its PMA (PreMarket Application) seeking approval of its HeartMate II for bridge-to-transplantation (BTT).
     “We believe this updated filing with data from 279 Pivotal and Continued Access Protocol patients—including 194 who had reached the 180-day study endpoint—addresses all of the FDA’s significant deficiencies outlined in its comment letter,” Burbach said.

     “It is our view that the updated data provide sound scientific evidence demonstrating reasonable assurance of safety and effectiveness of the HeartMate II for BTT, based on success across a full range of clinical measures that evaluated survival, adverse events, functional status and quality of life,” he continued.
     During the quarter, the company completed enrollment in the Destination Therapy (DT) arm of its HeartMate II trial by reaching the 200 randomized patients called for in the trial design. In addition, the company received Continuous Access Protocols for both the DT and BTT arm enabling the enrollment of an additional 60 patients in each arm of the trial.
     Enrollment in the DT arm stood at 377 patients as of July 27, 2007, versus 320 patients three months ago. As of July 27, 2007, 231 patients had been enrolled in the randomized portion of the DT trial. Enrollment in the BTT arm of the trial was 337 patients, compared with 296 patients as of April 27, 2007.
     As of July 27, 2007, the company had enrolled 714 patients in the HeartMate II trial, compared with 616 patients enrolled three months ago, and an increase of 395 patients over the 319 patients enrolled a year ago.
     “There were a number of presentations of HeartMate II data at the recent American Society of Internal Organs meeting that continued to demonstrate very positive patient experiences for those supported by the device, and we are looking forward to additional data presentations at Heart Failure Society of America and American Heart Association meetings later this year,” Burbach noted.
FINANCIAL HIGHLIGHTS
     Thoratec reported revenues of $57.3 million in the second quarter of 2007 compared with revenues of $54.8 million in the second quarter of 2006. Cardiovascular Division revenues were $34.2 million versus $35.8 million a year ago. Revenues at ITC were $23.2 million versus $19.0 million a year ago.
     GAAP gross margin in the second quarter of 2007 was 58.8 percent, while non-GAAP gross margin, which excludes SFAS No. 123R expense and is described later in this news release, was 59.4 percent. In 2006, GAAP and non-GAAP gross margin were 58.6 percent and 59.2 percent, respectively.
     Operating expenses on a GAAP basis in the second quarter of 2007 were $33.0 million versus $32.3 million a year ago. On a non-GAAP basis, operating expenses were $27.6 million versus $26.2 million in the second quarter of 2006. Operating expenses on a non-GAAP basis exclude, as applicable, SFAS No. 123R expense, amortization of purchased intangibles, in-process research and development, CEO transition, make-whole provision and litigation expenses and is described later in this news release. The year-over-year increase in operating expense is due primarily to research and development activities at both of the company’s divisions.

     The GAAP tax rate for the second quarter of 2007 was 6.1 percent versus 44.2 percent in the second quarter of last year. The non-GAAP tax rate, which is described later in this news release, was 26.8 percent versus 29.8 percent in the prior year. The decrease in our effective tax rates reflects the benefits of increased tax-exempt interest income, along with increases in the production activities deduction and domestic tax credits.
GUIDANCE FOR FISCAL 2007
     The company reconfirmed its financial guidance for fiscal 2007 provided on May 3, 2007. This is based on current expectations. These statements are forward-looking and actual results may differ materially. For a more detailed discussion of forward-looking statements, please see additional information below.
GAAP to Non-GAAP Reconciliation
     Thoratec management evaluates and makes operating decisions using various measures. These measures are generally based on revenues generated by its products and certain costs of producing that revenue, such as costs of product sales, research and development and selling, general and administrative expenses. We use the following measures which are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”): non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP tax rate, non-GAAP net income, and non-GAAP EPS. These are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. These non-GAAP financial measures are calculated by excluding certain GAAP financial items that we believe have less significance to the day-to-day operation of our business. The company has outlined below the type and scope of these exclusions and the limitations on the use of the non-GAAP financial measures as a result of these exclusions.
     Management uses these non-GAAP financial measures for financial and operational decision making, including in the determination of employee annual cash incentive compensation, as a means to evaluate period-to-period comparisons, as well as comparisons to our competitors’ operating results. Management also uses this information internally for forecasting and budgeting, as it believes that the measures are indicative of Thoratec core operating results. Management also believes that non-GAAP financial measures provides useful supplemental information to management and investors regarding the performance of the company’s business operations, provide a greater transparency with respect to key metrics used by management in its decision making, facilitates comparisons to our historical operating results, and assists in analyzing future trends.
     Non-GAAP net income (loss) consists of GAAP net income (loss) before taxes, excluding, as applicable, stock-based compensation expense under SFAS No. 123R, amortization of purchased intangibles, settled securities litigation, changes in the value of the make-whole provision of our convertible notes and CEO transition expenses, are adjusted by the amount of additional taxes payable or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.

     Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average number of shares on a fully-diluted basis.
     Non-GAAP gross profit and gross margin consists of GAAP gross profit and gross margin excluding share-based compensation expense under SFAS No 123R.
     Non-GAAP operating expenses consists of GAAP operating expenses excluding share-based compensation expense under SFAS No. 123R, amortization of purchased intangibles, settled securities litigation and CEO transition expenses.
     Non-GAAP tax rate consists of the GAAP tax rate adjusted for the tax effect of the adjustments from GAAP net income to non-GAAP net income.
     Management believes that it is useful in measuring Thoratec’s operations to exclude amortization of intangibles, and in-process research and development expenses. These costs are primarily fixed at the time of an acquisition and, unlike other fixed costs that result from ordinary operations, are the result of infrequent. Management also believes that it is useful to exclude settled securities litigation and CEO transition expenses because these expenses occur infrequently and therefore are not relevant to an understanding of our core operating performance. Management believes it is useful to exclude, the value of the make-whole provision of our convertible notes as this item is also not indicative of Thoratec’s core operating business. Rather the make-whole provision is a non-operating item that is included in other income (expense) and is part of our financing activities.
     Because of varying valuation methodologies, subjective assumptions and the variety of award types that companies can use under SFAS No. 123R, Thoratec management believes that providing non-GAAP financial measures that excludes share-based compensation allows investors to compare Thoratec’s recurring core business operating results to those of other companies and over multiple periods. The exclusion also enhances investors’ ability to review Thoratec’s business from the same perspective as Thoratec management, which believes that share-based compensation expense is not directly attributable to the underlying performance of the company’s business operations.
     There are a number of limitations related to the use of non-GAAP financial measures. First, non-GAAP financial measures exclude some costs, namely share-based compensation, that are recurring expenses. Second, share-based compensation is part of an employee’s compensation package and as such may be useful for investors to consider. Third, the components of costs that we exclude in our non-GAAP financial measures calculations may differ from components that our peer companies exclude when they report their results from operations.

     Non-GAAP financial measures should not be considered as a substitute for measures of financial performance in accordance with GAAP. However, these measures may provide additional insight into Thoratec’s financial results. Investors and potential investors are strongly encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results and not to rely on any single financial measure to evaluate our business.
     The following table includes the GAAP income statement for the three months and six months periods ending in 2007 and 2006.
THORATEC CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statement of Operations
(Unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006

Product sales	$57,333	$54,783	$114,643	$103,538
Cost of product sales	23,648	22,654	46,445	42,762

Gross profit	33,685	32,129	68,198	60,776

Operating expenses:
Selling, general and administrative	19,134	19,191	41,079	37,251
Research and development	10,767	9,757	21,660	19,342
Amortization of purchased intangible assets	3,143	2,973	6,296	5,947
Litigation	—	390	—	447

Total operating expenses	33,044	32,311	69,035	62,987

Income (loss) from operations	641	(182)	(837)	(2,211)
Other income and (expense):
Interest expense	(1,074)	(1,005)	(2,142)	(2,108)
Interest income and other	1,766	1,791	3,953	3,492

Income (loss) before income tax benefit (expense)	1,333	604	974	(827)
Income tax benefit (expense)	(80)	(267)	4	234

Net income (loss)	$1,253	$337	$978	$(593)

Net income (loss) per share
Basic and diluted	$0.02	$0.01	$0.02	$(0.01)

Shares used to compute net income (loss) per share:
Basic	53,370	52,291	53,055	52,254
Diluted	54,728	53,316	54,421	52,254

     The following table reconciles the specific items excluded from GAAP net income in the calculation of non-GAAP net income for the periods shown below:
THORATEC CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Net Income
(Unaudited)
(in thousands, except per share data)

Net income/(loss) reconciliation	Three Months Ended		Six Months Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006

Net income/(loss) on a GAAP basis	$1,253	$337	$978	$(593)
Share-based compensation expense:
— Cost of product sales	381	286	738	654
Share-based compensation expense:
— Selling, general and administrative	1,757	1,883	4,105	3,407
— Research and development	591	622	1,389	1,192
Amortization of purchased intangibles	3,143	2,973	6,296	5,947
Litigation / make-whole provision	11	440	(80)	462
CEO transition costs	—	250	—	948
Income tax effect of non-GAAP adjustments	(1,851)	(1,834)	(3,864)	(3,871)

Net income on a non-GAAP basis	$5,285	$4,957	$9,562	$8,146

Diluted net income/(loss) per share reconciliation	Three Months Ended		Six Months Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006

Diluted net income/(loss) per share on a GAAP basis	$0.02	$0.01	$0.02	$(0.01)
Share-based compensation expense:
— Cost of product sales	0.01	—	0.01	0.01
Share-based compensation expense:
— Selling, general and administrative	0.03	0.04	0.08	0.06
— Research and development	0.01	0.01	0.03	0.02
Amortization of purchased intangibles	0.06	0.06	0.12	0.11
Litigation / make-whole provision	—	—	—	0.01
CEO transition costs	—	—	—	0.02
Income tax effect of non-GAAP adjustments	(0.03)	(0.03)	(0.07)	(0.07)

Diluted net income per share on a non-GAAP basis	$0.10	$0.09	$0.18	$0.15

Shares used in calculation of diluted net income/(loss) per share—GAAP	54,728	53,316	54,421	52,254
Shares used in calculation of diluted net income per share—non-GAAP (a)	54,728	53,316	54,421	53,875

(a)	Shares used in the per share calculation for reconciling items between GAAP and non-GAAP financial measures.

     The following table reconciles the specific items excluded from GAAP gross profit and gross margin in the calculation of non-GAAP gross profit and gross margin for the periods shown below:
THORATEC CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Gross Profit and Gross Margin
(Unaudited)
(in thousands, except per share data)

Gross Profit and Gross Margin	Three Months Ended				Six Months Ended
	June 30, 2007		July 1, 2006		June 30, 2007		July 1, 2006

Gross profit and gross margin on a GAAP basis	$33,685	58.8%	$32,129	58.6%	$68,198	59.5%	$60,776	58.7%
Share-based compensation expense:	381		286		738		654

Gross profit and gross margin on a
non-GAAP basis	$34,066	59.4%	$32,415	59.2%	$68,936	60.1%	$61,430	59.3%

     The following tables reconcile the specific items excluded from GAAP operating expenses in the calculation of non-GAAP operating expenses for the periods shown below:
THORATEC CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Operating Expenses
(Unaudited)
(in thousands, except per share data)

Operating Expenses	Three Months Ended		Six Months Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006

Operating expenses on a GAAP basis	$33,044	$32,311	$69,035	$62,987
Share-based compensation expense:
— Selling, general and administrative	(1,757)	(1,883)	(4,105)	(3,407)
— Research and development	(591)	(622)	(1,389)	(1,192)
Amortization of purchased intangibles	(3,143)	(2,973)	(6,296)	(5,947)
Litigation	—	(390)	—	(447)
CEO transition costs	—	(250)	—	(948)

Operating expenses on a non-GAAP basis	$27,553	$26,193	$57,245	$51,046

     The following table reconciles the GAAP tax rate adjusted for the tax effect of the adjustments from GAAP net income to non-GAAP net income.
THORATEC CORPORATION AND SUBSIDIARIES
GAAP to Non-GAAP Tax Benefit (Expense) Reconciliation
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended				Six Months Ended
	June 30, 2007		July 1, 2006		June 30, 2007		July 1, 2006

Tax benefit (expense) on a GAAP basis	$(81)	6.1%	$(267)	44.2%	$4	-0.4%	$234	28.3%
Amortization of purchased intangibles	(1,219)		(1,178)		(2,440)		(2,355)
Litigation / make-whole provision	—		(174)		35		(183)
CEO transition costs	—		(99)		—		(376)
Equity plan review adjustment	—		—		(38)		—
Share-based compensation expense	(632)		(383)		(1,421)		(957)

Tax benefit (expense) on a non-GAAP basis	$(1,932)	26.8%	$(2,101)	29.8%	$(3,860)	28.8%	$(3,637)	30.9%

CONFERENCE CALL/WEBCAST INFORMATION
     Thoratec will hold a conference call to discuss its financial results and operating activities for all interested parties at 8:30 a.m., Pacific Daylight Time (11:30 a.m., Eastern Daylight Time) today. The teleconference can be accessed by calling (913) 981-4911, passcode 9051445. Please dial in 10-15 minutes prior to the beginning of the call. The webcast will be available via the Internet at http://www.thoratec.com. A replay of the conference call will be available through Tuesday, August 13, 2007 via http://www.thoratec.com or by telephone at (719) 457-0820, passcode 9051445.
     Thoratec is a world leader in therapies to address advanced stage heart failure. The company’s product lines include the Thoratec VAD (Ventricular Assist Device) and HeartMate LVAS (Left Ventricular Assist System) with more than 11,000 devices implanted in patients suffering from heart failure. Additionally, its International Technidyne Corporation (ITC) division supplies blood testing and skin incision products. Thoratec is headquartered in Pleasanton, California. For more information, visit the company’s web sites at http://www.thoratec.com or http://www.itcmed.com.
     Many of the preceding paragraphs, particularly but not exclusively those addressing guidance for fiscal 2007 financial results, future performance or timelines and milestones for clinical trials, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, “believes,” “views,” “expects,” “projects,” “hopes,” “could,” “will,” and other similar words. Actual results, events or performance could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec’s control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to the development of new markets including Destination Therapy, the growth of existing market for our products, customer and physician acceptance of Thoratec products, changes in the mix of existing markets for our products and related gross margin for such products sales, the results of enrollment in and timing of clinical trials, including for the HeartMate II, the ability to improve financial performance, regulatory approval process, the effects of healthcare reimbursement and coverage policies, the effects of seasonality in Thoratec product sales, the effects of price competition from any Thoratec competitors and the effects of any merger and acquisition related activities. Forward-looking statements contained in this press release should be considered in light of these factors and those factors discussed from time to time in Thoratec’s public reports filed with the Securities and Exchange Commission, such as those discussed under the heading, “Risk Factors,” in Thoratec’s most recent annual report on Form 10-K, and as may be updated in subsequent SEC filings. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.
Contact Information:
David Smith
Executive Vice President, Chief Financial Officer
Thoratec Corporation
(925) 847-8600
or
Neal B. Rosen
Kalt Rosen Group/Ruder Finn West
(415) 692-3058